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                                                                       EXHIBIT H

                            DART GROUP CORPORATION
                               3300 75TH AVENUE
                           LANDOVER, MARYLAND  20785


                           CONFIDENTIALITY AGREEMENT

     You, the undersigned, have expressed an interest in a possible purchase of, merger with or similar transaction involving, Dart Group Corporation and/or one or more of its subsidiaries (collectively, the "Company"). In connection with your analysis of a possible negotiated transaction with the Company, you have requested certain oral and written information concerning the Company from officers, directors, employees, representatives, advisors and/or agents of the Company. In consideration of furnishing you with such information, you agree to, and agree to cause your affiliates to comply with, the following terms of this Confidentiality Agreement:

(1) The Evaluation Material (as defined below) will be used solely for the purpose of evaluating a possible transaction between the Company and you relating to the purchase by you of the Company, and will not be used in any way directly or indirectly detrimental to the Company or for any other purpose. All the Evaluation Material will be kept confidential by you and your legal and financial advisors, except that you may disclose the Evaluation Material or portions thereof to those of your directors, officers, employees, representatives and agents and to those representatives of your legal and financial advisors (the persons to whom such disclosure is permissible being collectively called "Representatives") who need to know such information for the purpose of evaluating your possible acquisition of the Company (it being understood that each such Representative will be informed of the confidential nature of the Evaluation Material and will agree to be bound by this agreement). You agree to be responsible for any breach of this agreement by any of the Representatives. You will keep a list of all persons (indicating their position and affiliation) who have received any of it. In the event that you or any of the Representatives is requested or required (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process or by law or rule of a stock exchange or similar entity) to disclose any of the Evaluation Material, you or such Representative, as the case may be, shall provide the Company with prompt prior notice of such request or requirement so that the Company may seek a protective order or other appropriate remedy or, if appropriate, waive compliance with the terms of this agreement. In the event that such protective order or other remedy is not obtained, or that the Company waives compliance with the provisions hereof, (i) you or such Representative, as the case may be, may disclose to any tribunal only that portion of the Evaluation Material which you are advised by written opinion of

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Richfood Holdings, Inc.
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     your counsel is legally required to be disclosed or else stand liable for contempt or suffer other censure or penalty, and shall exercise reasonable efforts to obtain assurance that confidential treatment will be accorded such Evaluation Material and (ii) you shall not be liable for such disclosure unless such disclosure to such tribunal was caused by or resulted from a previous disclosure by you or any Representative not permitted by this agreement. The term "person" as used in this agreement with be interpreted broadly to include, without limitation, any corporation, company, partnership or individual.

(2) The term "Evaluation Material" as used in this agreement shall mean all information and documents, whether in written or oral form, which have been furnished by the Company, or any employee, officer, or financial or legal advisor to the Company (the "Disclosing Party"), to you or any of the Representatives, whether furnished or otherwise disclosed before or after the date of this agreement, together with all analyses, compilations, studies or other documents, records or data prepared by you or any of the Representatives which contain or otherwise reflect or are generated from such information and documents. The term "Evaluation Material" does not include any information which (i) at the time of disclosure is generally available to and known by the public (other than as a result of a disclosure directly or indirectly by you or any of the Representatives not permitted by this agreement), (ii) was available to you on a nonconfidential basis from a source that is not known by you to be bound by a confidentiality agreement with any Disclosing Party or otherwise prohibited from transmitting or disclosing the information by a contractual, legal or fiduciary obligation, (iii) has been independently developed by you without violation of any obligation under this agreement or use of any Evaluation Material or (iv) became available to you on a non-confidential basis or has been independently developed by you in your capacity as wholesale supplier to Shoppers Food Warehouse Corp. ("Shoppers").

(3) If you determine not to seek to proceed with a transaction with the Company, you will promptly inform the Company, and you and your Representatives shall promptly either (i) destroy all copies of the written
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     Evaluation Material in your or their possession or under your or their custody or control (including that stored in any computer, word processor or similar device) and confirm such destruction to the Company in writing or (ii) return to the Company all copies of the Evaluation Material furnished to you by or on behalf of the Company in your possession or in the possession of your Representatives. Any oral Evaluation Material will continue to be held subject to the terms of this agreement.

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Richfood Holdings, Inc.
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(4)  Except as required by law or by the rules and regulations of any stock exchange on which your stock is listed and only to the extent required by such law or rules and regulations as so advised in writing by counsel, you will not, and will direct and cause the Representatives not to, without the prior written consent of the Company, disclose to any person (i) that the Company is contemplating a sale, (ii) that any investigations, discussions or negotiations are taking place concerning a possible transaction between the Company and you, (iii) that you have requested or received Evaluation Material from any Disclosing Party, or (iv) any of the terms, conditions or other facts with respect to any such possible transaction, including the status thereof.

(5) Until the earliest of (i) the execution by you of a definitive purchase and sale agreement (the "Sale Agreement"); (ii) an acquisition of the Company by a third party; or (iii) two years from the date of this agreement, you agree not to initiate or maintain contact (except for those contacts made in the ordinary course of business) with any officer, director, employee, representative, or agent of the Company or any of its subsidiaries regarding its business, assets, operations, prospects or finances, except with the express written permission of the Company. It is understood that the Company will arrange for appropriate contacts for due diligence purposes. It is further understood that all (a) communications regarding this possible transaction, (b) requests for additional information, (c) requests for facility tours or management meetings and (d) discussions or questions regarding procedures will be submitted or directed to Senator Richard Stone. You further agree that for a period of one year from the date hereof, you will not solicit for hire any of the employees of the Company with whom you have had contact during the period of your investigation or who became known to you in the course of your consideration of a possible transaction with the Company, provided, however, that the foregoing will not be deemed to prevent you from (1) conducting general solicitations of employment published in a journal, newspaper or other publication of general circulation or in trade publications or other similar media and which, in any case, are not directed specifically toward such employees, or (2) negotiating with or employing any such employee who initiates contacts with you on an unsolicited basis.

(6) You understand and acknowledge that the Company is not making any representation or warranty, express or implied, as to the accuracy or completeness of the Evaluation Material, and the Company, its officers, directors, employees, stockholders, owners, affiliates, advisors or agents expressly disclaims any and all liability to you or any other person that may be

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Richfood Holdings, Inc.
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     based upon or relate to (i) the use of the Evaluation Material by you or any of the Representatives or (ii) any errors therein or omissions therefrom. Only those particular representations or warranties, if any, that are made to a purchaser in a definitive Sale Agreement when, as, and if it is executed, and subject to such limitations and restrictions as may be specified in such Sale Agreement, will have any legal effect.

(7) For a period of two years from the date hereof, unless specifically requested or permitted in writing in advance by the Company, you and your affiliates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) that are under your control will not (and you and they will not advise, assist, participate with or encourage others to), directly or indirectly, in any manner, effect or seek, offer, propose (whether publicly or otherwise) to:

     (i) make any public announcement with respect to, or submit any proposal for, a transaction between the Company or any of its security holders and you (and/or any of your affiliates), whether or not any other parties are also involved, directly or indirectly, in such proposal or transaction, unless such proposal is directed and disclosed solely to the Board of Directors of the Company or its designated representatives, and the Company shall have requested in writing in advance the submission of such proposal (and shall have consented in writing, in advance, in the case of any such proposal from or involving parties in addition to or other than you, to the involvement of such additional or other parties);

     (ii) by purchase or otherwise, through your affiliates or otherwise, alone or with others, acquire, offer to acquire, or agree to acquire, ownership (including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Exchange Act) of any assets or business of the Company (other than in the ordinary course of your business as wholesale supplier to Shoppers) or of any voting or other securities or direct or indirect rights (including convertible securities) or options to acquire such ownership (or otherwise act in concert with any person which so acquires, offers to acquire, or agrees to acquire);

     (iii) make, or in any way participate directly or indirectly in, any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Securities and Exchange Commission) to vote, or seek to advise or influence any

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Richfood Holdings, Inc.
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            person with respect to the voting of, any voting securities of the
            Company or any of its affiliates;

     (iv) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of the Company or any of its affiliates;

     (v) otherwise, alone or in concert with others, seek to influence or control the management or policies of the Company or any of its affiliates (other than in the ordinary course of your business as wholesale supplier to Shoppers);

     (vi) deposit securities of the Company or any of its subsidiaries into a voting trust;

     (vii) except as required by law or by the rules and regulations of any stock exchange on which your stock is listed and only to the extent required by such law or rules and regulations as so advised in writing by counsel, take any action which might require the Company to make a public announcement regarding (A) the possibility of a business combination or merger involving, or a sale or other disposition of, the Company or its subsidiaries or any of its voting securities or a material portion of its assets or any recapitalization, restructuring, liquidation, dissolution, purchase or sale of a substantial portion of the assets of, or other extraordinary transaction with respect to the Company or any of its subsidiaries or (B) any of the types of matters set forth in (i)-
            (vi) above;

     (viii) except as required by law or by the rules and regulations of any stock exchange on which your stock is listed and only to the extent required by such law or rules and regulations as so advised in writing by counsel, disclose to any third party any intention, plan or arrangement inconsistent with the foregoing; or

     (ix) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing. You and your affiliates agree not to approach or request the Company or its subsidiaries (or any of their respective directors, officers, employees or agents), directly or indirectly, to amend or waive any provision of this paragraph (7) (including this sentence).

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Richfood Holdings, Inc.
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     You and your affiliates under your control agree to notify the Company if you or one or more of such affiliates is approached by a third party concerning the participation of you and/or the third party in a transaction or activity described in this paragraph (7) and you and such affiliates under your control agree to inform the Company of the nature of each contact with such third parties and the identities of the third parties involved.

(8) You and your affiliates under your control hereby acknowledge that you are aware and that your officers, directors, employees, advisers and/or agents involved in the possible transaction contemplated herein have been advised that the United States securities laws prohibit any person who has material non-public information about a company from purchasing or selling securities of such company.

(9) You also understand and agree that no contract or agreement providing for the sale of the Company shall be deemed to exist between you and the Company unless and until a definitive Sale Agreement has been executed and delivered by you and the Company, and you hereby waive, in advance, any claims (including, without limitation, breach of contract) in connection with the sale of the Company unless and until a definitive Sale Agreement has been executed and delivered by you and the Company. You also agree that unless and until a definitive Sale Agreement has been executed and delivered, neither the Company, nor its stockholders or owners has any legal obligation of any kind whatsoever with respect to any such transaction by virtue of this agreement or any other written oral expression with respect to such transaction except, in the case of this agreement, for the matters specifically agreed to herein. For purposes of this paragraph, the term "definitive Sale Agreement" does not include an executed letter of intent or any other preliminary written agreement, nor does it include any written or verbal acceptance of an offer or bid on your part. You further understand that (i) the Company shall be free to conduct the process for the sale of the Company as it, in its sole discretion shall determine (including, without limitation, negotiating with any of the prospective buyers and entering into a definitive Sale Agreement without prior notice to you or any other person), (ii) any procedures relating to such sale may be changed at any time without notice to you or any other person and (iii) you shall not have any claims whatsoever against the Company, or any of its respective directors, officers, stockholders, owners, affiliates, representatives, advisors or agents arising out of or relating to the sale of the Company (other than those as against the parties to a definitive Sale Agreement with you in accordance with the terms thereof). Neither this paragraph nor any other provision in this

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Richfood Holdings, Inc.
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     agreement can be waived or amended except by written consent of the
     Company, which consent shall specifically refer to this paragraph (or such other provision) and explicitly make such waiver or amendment. Each party agrees that nothing in this agreement shall in any way affect, or constitute the waiver of any rights under, any supply agreements that may be in effect from time to time between you and Shoppers.

(10) You agree that money damages would not be a sufficient remedy for any breach of this agreement and that the Company shall be entitled to equitable relief, including injunction and specific performance, in the event of any breach of the provisions of this agreement, in addition to all other remedies available to the Company at law or in equity. You also hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Maryland and of the United States of America located in the State of Maryland for any actions, suits or proceedings arising out of or relating to this agreement and the transactions contemplated hereby (and you agree not to commence any action, suit or proceeding relating thereto except in such courts), and further agree that service of any process, summons, notice or document by U.S. registered mail to your address set forth below shall be effective service of process for any action, suit or proceeding brought against you in any such court. You hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this agreement or the transactions contemplated hereby in the courts of the State of Maryland, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(11) It is further understood that no failure or delay in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

(12) This agreement is for the benefit of the Company and its successors and assigns. The rights of the Company under this Agreement may be assigned in whole or in part to any purchaser of the Company, which purchaser shall be entitled to enforce this Agreement to the same extent and in the same manner as the Company is entitled to enforce the Agreement. This agreement and all controversies arising from or relating to performance under this agreement shall be governed by and construed in accordance with the laws of the State of

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     Maryland, without giving effect to its conflicts of laws and principles.
     This agreement supersedes the Confidentiality Agreement, dated as of March 14, 1997, by and among you, the Company and Shoppers, which agreement shall be of no further force and effect.

(13) If any legal action is brought for the enforcement of the Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party or parties shall be entitled to recover his, its or their reasonable attorneys' fees and other costs incurred in such legal action, in addition to any other relief to which he, it or they may be entitled.

     If you agree with the foregoing, please sign a copy of this facsimile letter and return to me. Your return to me of a signed facsimile copy will thereupon constitute our agreement with respect to the subject matter of this letter.


                                    Very truly yours,

                                    DART GROUP CORPORATION


                                    /s/ Richard B. Stone
                                    --------------------
                                    Richard B. Stone
                                    Chairman and Chief Executive Officer

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Richfood Holdings, Inc.
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AGREED TO and ACCEPTED THIS
_____ DAY OF FEBRUARY, 1998


RICHFOODS HOLDINGS, INC.


By:
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     Name:
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     Title:
           --------------------

Address:
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